Exhibit 10(f)(4)

ALLTEL CORPORATION

Resolution of Board of Directors

January 28, 1999

Re: Amendments to Executive Deferred Compensation Plan and

Deferred Compensation Plan for Directors

WHEREAS, the ALLTEL Corporation Executive Deferred Compensation Plan is currently maintained under an October 1, 1993 Restatement, as amended (the “Executive Plan”), and the ALLTEL Corporation Deferred Compensation Plan for Directors is currently maintained under an October 1, 1993 Restatement, as amended (the “Directors Plan”); and

WHEREAS, the Board of Directors of ALLTEL Corporation (“ALLTEL”) deems it desirable to make certain amendments to the Executive Plan regarding the payment of benefits under the Executive Plan for certain Participants, which shall also apply with respect to any deferrals of those Participants under the ALLTEL Corporation Performance Incentive Compensation Plan, as amended (the “Performance Plan”), and the ALLTEL Corporation Long-Term Performance Incentive Plan, as amended (the “Long-Term Performance Plan”), and to make certain amendments to the Directors Plan regarding the payment of benefits under the Directors Plan for certain Participants;

NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Executive Plan, be and it hereby is, amended to provide as follows:

ARTICLE IV

AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, and reserves the right to amend the Plan at any time by action of its Chief Executive Officer to provide that a Participant shall be paid a single lump sum payment of the balance to the Participant’s credit under the Plan as of the close of business on December 31, 1998, in lieu of all other amounts that otherwise would be paid in accordance with the Plan to the Participant after December 31, 1998; except that no such action shall modify any election by a Participant or deny any benefit under the Plan applicable to Compensation deferred by a Participant prior to the date of such amendment or termination unless the Participant consents thereto.

RESOLVED FURTHER, that the foregoing amendments to the Executive Plan shall apply with respect to the Performance Plan and the Long-Term Performance Plan.

RESOLVED FURTHER, that Article IV of the Directors Plan be, and it hereby is, amended to provide as follows:

ARTICLE IV

AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors, and reserves the right to amend the Plan at any time by action of its Chief Executive Officer to provide that a Participant shall be paid a single lump sum payment of the balance to the Participant’s credit under the Plan as of the close of business on December 31, 1998, in lieu of all other amounts that otherwise would be paid in accordance with the Plan to the Participant after December 31, 1998; except that no such action shall modify any election by a Participant or deny any benefit under the Plan applicable to Fees deferred by a Participant prior to the date of such amendment or termination unless the Participant consents thereto.

RESOLVED FURTHER, that the officers of ALLTEL be, and they hereby are, authorized and directed, for and on behalf of ALLTEL, to take all actions and to execute all documents as they deem necessary or appropriate to render effective and otherwise to fully carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby.